UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2009

EMULEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 662-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Incentive Plan

On August 29, 2009, the Compensation Committee of the Board of Directors of Emulex Corporation (the “Company”) approved certain amendments to the Emulex Corporation Executive Bonus Plan which was renamed the Emulex Corporation Executive Incentive Plan (as amended, the “Incentive Plan”) and established the Incentive Plan participants for fiscal 2010. The Incentive Plan is intended to provide incentives to corporate officers, executive officers, operating officers, senior vice presidents, vice presidents, senior directors and directors in the form of quarterly cash incentive payments based on Company performance against net revenue and net operating income targets established periodically and, in certain circumstances, other specified business goals. Actual goals for measurement purposes are the Company’s fiscal annual operating plan that is approved by the Board of Directors. In addition, discretionary awards for recognition of extraordinary contributions to the success of the company may be recommended by the Chief Executive Officer. All award recommendations are subject to the approval of the Compensation Committee.

Each participant in the Incentive Plan has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question. The quarterly target award opportunity for participants range from 10% to 90% of quarterly base salary (the “target award percentage”). Target award percentages for executive officers generally range from 50% to 90%.

Each participant’s quarterly award opportunity is weighted based upon achieving a combination of corporate performance goals. For example, 45% of an executive officers award opportunity may be based upon achievement of net revenue performance goals with the remaining 55% of the award opportunity based on achievement of net operating income performance. Targeted quarterly awards are further adjusted by application of an accelerator formula pursuant to which awards are increased to reward for over-achievement of targets and decreased to minimize payments for performance below targeted levels. For example, if quarterly net revenue is 10% more than targeted net revenue, the award attributable to achievement of net revenue targets for such quarter will generally be 15% above the targeted award amount. Similarly, if quarterly revenue is 10% less than targeted net revenue, the award attributable to achievement of net revenue targets for such quarter will be decreased by 15% percent from the targeted award amount.

Net revenue and net operating income awards are treated separately regardless of the award formula. However, no net revenue award or net operating income award will be paid for a given quarter unless at least 80% of the corresponding net revenue or net operating income goal, as the case may be, is achieved. In addition, no award payout of any kind shall be made if net operating income is less than 50% of the applicable net operating income goal.

A participant must be an active regular full-time employee during the quarter for which the applicable incentive award is paid. Prorated payments will be made for employment for less than an entire quarter so long as the participant has been employed for a minimum of 30 calendar days during the quarter.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Executive Incentive Plan of Emulex Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION
(Registrant)

Date: September 2, 2009

By: JAMES M. MCCLUNEY
James M. McCluney, President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Executive Incentive Plan of Emulex Corporation